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                                                                    EXHIBIT 23.2


              Consent of Independent Certified Public Accountants


National Realty, L.P.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Form S-4 Registration Statement of our report dated March 24, 1999 relating to the consolidated financial statements and schedules of National Realty, L.P. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP




Dallas, Texas

February 2, 2000